Exhibit 99.1

TeraWulf Announces Amendments to its Nautilus Joint Venture Agreement with Talen Energy

Decreases Near-Term Capital Requirements and Aligns Digital Infrastructure Capacity with Owned Miners

EASTON, Md. – August 29, 2022 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), which owns and operates vertically integrated, domestic bitcoin mining facilities powered by more than 91% zero-carbon energy, is pleased to announce that the Company and a subsidiary of Talen Energy Corporation have reached an agreement to amend their existing joint venture agreement (the “Nautilus JV”) for the Nautilus Cryptomine bitcoin mining facility (the “Nautilus Cryptomine Facility”), which is located adjacent to, and will source zero-carbon nuclear power directly from, Talen’s 2.5 GW Susquehanna Station in Pennsylvania.

The Nautilus Cryptomine Facility benefits from one of the lowest electricity costs among publicly traded bitcoin mining peers in the United States with contracted power for the first 100 MW of gross mining capacity at $0.02 per kilowatt hour for an initial term of five years (the “Initial Block”). Under the amendments, TeraWulf will maintain the benefit of its previous share of 50 MW of the Initial Block at $0.02 per kilowatt hour. TeraWulf’s affiliate, Beowulf Electricity & Data Inc., will continue to operate the Nautilus Cryptomine facility pursuant to its previously announced facility services agreement.

Under the amended agreement, TeraWulf will retain a thirty-three percent (33%) ownership interest in the Nautilus JV. The Nautilus Cryptomine Facility has access to up to 300 MW of mining capacity from the Susquehanna Station, with each of the JV members having the right to increase digital infrastructure capacity at the site by 50 MW beyond the initial 200 MW planned. The Nautilus Cryptomine Facility is expected to be the first bitcoin mining facility site powered by 100% “behind the meter” zero-carbon nuclear energy. The Nautilus Cryptomine Facility remains on track to commence mining operations in Q4 2022.

Simultaneously with the amendments to the Nautilus JV, TeraWulf has reached a commercial understanding with Bitmain Technologies Limited (“Bitmain”) whereby TeraWulf’s previous payments are expected to be utilized for future antminer shipments comprised of Bitmain S19 XP and S19j Pro miners. The Company currently anticipates minimal additional cash payments to complete its miner purchases for existing miner orders. This arrangement is expected to provide TeraWulf the flexibility to align the timing and delivery of miners with the infrastructure deployment at TeraWulf’s two facilities.

TeraWulf’s Co-Founder and CEO, Paul Prager, commented, “The amendments to the Nautilus JV agreement enable TeraWulf to reduce our near-term capital obligations at the Nautilus Cryptomine Facility, while preserving opportunities for future capacity expansion.” Prager continued, “The amended joint venture will now focus on infrastructure investment and governance only, enabling each party to deploy its own miners. With these modifications, TeraWulf can optimize two critical value drivers for the Company; 50 MW of two cent power for five years at the Nautilus facility, and deploying miners at our wholly owned Lake Mariner facility, where we are aggressively ramping operations.”

As previously announced, TeraWulf recently energized the first dedicated mining building at its Lake Mariner facility for a total online digital capacity of approximately 60 MW. Building 2 is expected to add another 50 MW of mining capacity in the fourth quarter, for a total targeted year-end capacity of 110

MW. Once complete, Lake Mariner has the capacity to reach over 500 MW of low-cost infrastructure capacity in a location that leverages its proximity to abundant hydroelectric power and minimal demand, which together translate into low around-the-clock power prices.

Nazar Khan, TeraWulf’s CTO and COO, commented, “The amended Nautilus JV agreement right-sizes the Company’s deployment of miners. This should enable TeraWulf to effectively deploy its near-term miner deliveries with its energized digital infrastructure in New York, where we have the most efficient infrastructure cost and power cost, thereby optimizing the financial benefit of self-mining for our stakeholders.”

Additional information about this amended joint venture arrangement can be found in a current report on Form 8-K filed with the Securities and Exchange Commission. The Company also intends to update its Investor Presentation reflecting these and other changes in the near future.

Upcoming Investor Event

TeraWulf announced the Company will be speaking at the SALT New York 2022 conference taking place September 12-14, 2022, in New York City. Details on this and other scheduled events are subject to change and additional information can be found on the TeraWulf Investor Relations website at www.investors.terawulf.com under the “Events & Presentations” section.

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated environmentally clean bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company is currently developing two mining facilities, Lake Mariner in New York and the Nautilus Cryptomine Facility in Pennsylvania, with the objective of over 800 MW of mining capacity deployed by 2025, enabling over 23 exahash per second of expected hashrate. TeraWulf generates domestically produced bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus of ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as "plan," "believe," "goal," "target," "aim," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf's management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf's operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, IKONICS and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; and (12) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the SEC, which are available at www.sec.gov.

Company Contact:
Sandy Harrison
harrison@terawulf.com
(410) 770-9500